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                                                                ATTORNEYS AT LAW
                                                         1001 West Fourth Street
KILPATRICK STOCKTON LLP                 Winston-Salem, North Carolina 27101-2400
                                                         Telephone: 336.607.7300
                                                         Facsimile: 336.607.7505
                                            Web site: www.kilpatrickstockton.com

                                                            PETER S. BRUNSTETTER
                                     E-MAIL: PBRUNSTETTER@KILPATRICKSTOCKTON.COM
January 17, 2001                                       DIRECT DIAL: 336.607.7307



Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston-Salem, NC  27103

         RE: KRISPY KREME DOUGHNUTS, INC. REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-53284)

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1, File No. 333-53284 (the "Registration Statement") filed by Krispy Kreme Doughnuts, Inc. (the "Company"), a North Carolina corporation, with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of 2,300,000 shares of Common Stock, no par value per share, of the Company (the "Common Stock"), consisting of 150,000 shares to be offered by the Company (the "Company Shares") and a total of 1,850,000 outstanding shares (the "Shareholder Shares") to be offered severally by certain selling shareholders identified in the Registration Statement under the heading "Principal and Selling Shareholders" (the "Selling Shareholders") and a total of not more than 300,000 additional shares to be offered to the underwriters (the "Underwriters") named in the Registration Statement under the heading "Plan of Distribution" at the option of the Underwriters, consisting of 71,675 shares to be offered by the Company (the "Company Option Shares") and a total of 228,325 outstanding shares (the "Shareholder Option Shares") to be offered severally by certain of the Selling Shareholders.

As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein.

Based upon the foregoing, it is our opinion that (i) the Company Shares and the Company Option Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, and (ii) the Shareholder Shares and the Shareholder Option Shares have been duly authorized and are validly issued, fully paid and nonassessable.


       ATLANTA - AUGUSTA - BRUSSELS - CHARLOTTE - LONDON - MIAMI - RALEIGH
                RESTON - STOCKHOLM - WASHINGTON - WINSTON-SALEM


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KILPATRICK STOCKTON LLP

Krispy Kreme Doughnuts, Inc.
January 17, 2001
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We hereby consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Yours truly,

                                        KILPATRICK STOCKTON LLP


                                        By: /s/ Peter S. Brunstetter
                                            --------------------------------
                                            Peter S. Brunstetter, Partner